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                                                                       EXHIBIT 3

                  JOINT STATEMENT PURSUANT TO RULE 13d-1(k)(1)

         Pursuant to Rule 13d-1 (k) (1) of the general rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this amendment to the statement on Schedule 13G and any subsequent amendments thereto.

DATED:   February 16, 2001




                                        /s/ Thomas D. Simmons, Jr.
                                        ----------------------------------------
                                        Thomas D. Simmons, Jr.


                                        SIMMONS FAMILY TRUST


                                        By: /s/ Thomas D. Simmons, Jr.
                                            ------------------------------------
                                            Thomas D. Simmons, Jr.,
                                            Co-Trustee


                                        By: /s/ Wolfram Vedder
                                            ------------------------------------
                                            Wolfram Vedder,
                                            Co-Trustee


                                        THOMAS DUDLEY SIMMONS, JR. MARITAL TRUST


                                        By: /s/ Thomas D. Simmons, Jr.
                                            ------------------------------------
                                            Thomas D. Simmons, Jr.,
                                            Trustee


                                        SIMMONS 1987 BASKET TRUST


                                        By: /s/ Robert A. Seale, Jr.
                                            ------------------------------------
                                            Robert A. Seale, Jr.,
                                            Trustee